Exhibit 3.2


                                BYLAWS {PRIVATE}

                                       OF

                      JEREMY'S MICROBATCH ICE CREAMS, INC.,
                             a Delaware corporation

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                                                                     EXHIBIT 3.2

                                     BYLAWS

                                       OF

                      JEREMY'S MICROBATCH ICE CREAMS, INC.
                             a Delaware corporation


                            ARTICLE I - Stockholders

     1.1 Place of Meetings. All meetings of stockholders shall be held at such place within or without the State of Delaware as may be designated from time to time by the Board of Directors (the "Board") or the President or, if not so designated, at the registered office of the Corporation.

     1.2 Annual Meeting. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on the first tuesday in October each year, at a time fixed by the Board or, if not so fixed by the Board, by the President. If this date shall fall upon a legal holiday, then such meeting shall be held on the next succeeding business day at the same hour.

     1.3 Special Meeting. Special meetings of stockholders may be called at any time by the Board or the President, and shall be called by the Board upon the request of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote at the meeting. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

     1.4 Notice of Meetings. Except as otherwise provided by law, written notice of each meeting of stockholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notices of all meetings shall state the place, date and hour of the meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called.

     1.5 Voting List. The officer who has charge of the stock ledger of the Corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, at the place where the meeting is to be held or, if such place is specified in the notice of the meeting at a place within the city which the meeting is to be held other than the place of the meeting. The list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and may be inspected by any stockholder who is present.

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     1.6 Quorum and Required Vote. Except as otherwise provided by law or in the
Certificate of Incorporation, the holders of a majority of the shares of stock entitled to vote on a particular matter present in person or represented by proxy shall constitute a quorum for the purpose of considering such matter.

     1.7 Voting and Proxies. Each stockholder shall have one vote for each share of stock entitled to vote and held of record by such stockholder, and a proportionate vote for each fractional share so held, unless otherwise provided in the Certificate of Incorporation. Each stockholder of record entitled to vote at a meeting of the stockholders, or to express consent or dissent to corporate action in writing without a meeting, may vote or express such consent or dissent in person or may authorize another person or persons to vote or act for such stockholder by proxy in accordance with applicable law.


                             ARTICLE II - Directors

     2.1 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all of the powers of the Corporation except as may be otherwise provided by law or the Certificate of Incorporation.

     2.2 Number and Term. Except as may be provided in the Certificate of Incorporation and subject to any resolution of the shareholders, the Board shall have the authority to determine the number of directors which shall constitute the Board and the terms of office of directors.

     2.3 Regular Meetings. Regular meetings of the Board may be held without notice at such time and place, either within or without the State of Delaware, as shall be determined from time to time by the Board.

     2.4 Special Meeting. Unless the Board shall otherwise direct, special meetings of the Board may be held at any time and place, within or without the State of Delaware, and shall be called at any time by or at the request of the President and shall be called by or at the written request of one-third of the directors, or by one director in the event that there is only a single director in office. Notice, which need not be written, of the time and place of special meetings shall be given to each director at least twenty-four (24) hours before the time for which the meeting is scheduled. A notice or waiver of notice of a meeting of the Board need not specify the purposes of the meeting. Any business may be transacted at a special meeting.

     2.5 Meetings by Telephone Conference Calls. Directors or any members of any committee designated by the Directors may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

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     2.6 Quorum. A majority of all the directors in office shall constitute a quorum at all meetings of the Board.

     2.7 Committees. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board and subject to the provisions of the General Corporation Law of the State of Delaware, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation.


                             ARTICLE III - Officers

     3.1 Enumeration. The officers of the Corporation shall consist of a President, a Secretary, a Treasurer and such other officers with such other titles as the Board may determine.

     3.2 Election. Officers shall be elected annually by the Board at its first meeting following the annual meeting of stockholders.

     3.3 Duties and Powers. Except as otherwise provided by the Board, the officers shall have, exercise and perform the duties and powers usually incident to their offices and as set forth herein:

          (i) President. The President shall be the chief operating officer and executive officer of the Corporation. The President shall, subject to the direction of the Board, have general charge and supervision of the business of the Corporation. Unless otherwise provided by the Board, the President shall preside at all meetings of the stockholders, and if he is a director, at all meetings of the Board.

          (ii) Vice President. Any Vice President shall perform such duties and possess such powers as the Board or the President may from time to time prescribe. In the event of the absence, inability or refusal to act of the President, the Vice President (or if there shall be more than one, the Vice President in the order determined by the Board) shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President.

          (iii) Secretary. The Secretary shall perform such duties and shall have such powers as the Board or the President may from time to time prescribe, including without limitation the duty and power to give notices of all meetings of stockholders and special meetings of the Board, to attend all meetings of stockholders and the Board and keep a record of the

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     proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

          (iv) Treasurer. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned to him by the Board or the President, including without limitation the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories selected by the Board, to disburse such funds as ordered by the Board, to make proper accounts of such funds, and to render as required by the Board statements of all such transactions and of the financial condition of the Corporation.

     3.4 Salaries. Officers of the Corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board.


                   ARTICLE IV - Transfer of Share Certificates

     Except as otherwise established by rules and regulations adopted by the Board and subject to applicable law, shares of stock may be transferred on the books of the Corporation only by the registered holder or by duly authorized attorney. Transfers shall be made only on surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority of the authenticity of signature as the Corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Certificate of Incorporation or by these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws.


                           ARTICLE V - Indemnification

     5.1 Right to Indemnification. The Corporation shall indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (collectively, a "proceeding"), by reason of the fact such person is or was a director or officer of the Corporation or a constituent corporation absorbed in a consolidation or merger (hereinafter, a "constituent corporation"), or is or was serving at the request of the Corporation or a constituent corporation as a director, officer, partner, employee or agent of another corporation, partnership, joint venture or other enterprise or entity, or is or was a director or officer of the Corporation serving at its request as an administrator, trustee or other fiduciary of one or more of the employee benefit plans, if any, of the Corporation or another entity which may be in effect from time to time (any such person, an "Authorized Representative"), against all expenses, liability and loss actually and

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reasonably incurred or suffered by such Authorized Representative in connection with such proceeding, whether or not the indemnified liability arises or arose from any proceeding by or in the right of the Corporation, to the extent that such Authorized Representative is not otherwise indemnified and to the extent that such indemnification is not prohibited by law as it presently exists or may hereafter be amended.

     5.2 Advance of Expenses. Absent a bylaw, written agreement or resolution of stockholders of the Corporation to the contrary, the Corporation may, but shall have no obligation to, pay expenses incurred by an Authorized Representative in defending a proceeding in advance of the final disposition of such proceeding.

     5.3 Procedure for Determining Permissibility. To determine whether any indemnification under this Article V is permissible, the Board by a majority vote of a quorum consisting of directors not parties to such proceeding may, and on request of any Authorized Representative seeking indemnification shall be required to, determine in each case whether the applicable standards in any applicable statute have been met, or such determination shall be made by independent legal counsel if such quorum is not obtainable, or, even if obtainable, a majority vote of a quorum of disinterested directors so directs, provided that, if there has been a change in control of the Corporation between the time of the action or failure to act giving rise to the claim for indemnification and the time such claim is made, at the option of the Authorized Representative seeking indemnification, the permissibility of indemnification shall be determined by independent legal counsel. If a claim for indemnification under this Article is not paid in full within ninety (90) days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim, and the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification under applicable law. The reasonable expenses of any Authorized Representative in prosecuting a successful claim for indemnification, and the fees and expenses of any independent legal counsel engaged to determine permissibility of indemnification, shall be borne by the Corporation. For purposes of this paragraph, "independent legal counsel" means legal counsel other than that regularly or customarily engaged by or on behalf of the Corporation.

     5.4 Proceedings Initiated by Authorized Representatives. Notwithstanding any other provision of this Article V, the Corporation shall be required to indemnify an Authorized Representative in connection with a proceeding initiated by such Authorized Representative only if the proceeding was authorized by the Board.

     5.5 Indemnification Not Exclusive; Inuring of Benefit. The indemnification provided by this Article V shall not be deemed exclusive of any other right to which one seeking indemnification may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors and administrators of any such person.

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     5.6 Insurance and Other Indemnification. The Board shall have the power to
(i) authorize the Corporation to purchase and maintain, at the Corporation's expenses, insurance on behalf of the Corporation and on behalf of others to the extent that power to do so has not been prohibited by applicable law, and (ii) give other indemnification to the extent not prohibited by applicable law.

     5.7 Modification or Repeal. Any modification or repeal of any provision of this Article V shall not adversely affect any right or protection of an Authorized Representative existing hereunder with respect to any act or omission occurring prior to such modification or repeal.

                             ARTICLE VI - Amendments

     6.1 By the Board of Directors. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board at which a quorum is present.

     6.2 By the Stockholders. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the affirmative vote of the holders of a majority of the shares of the capital stock of the Corporation entitled to vote at any regular meeting of stockholders, or at any special meeting of stockholders, provided such change shall have been set forth, or a summary thereof shall have been provided, in the notice of such special meeting.

     These Bylaws have been adopted by the unanimous written consent of all Directors of the Corporation dated as of October 8, 1999, effective as of that date, and have been filed with the undersigned this 8th day of October, 1999.


                                                     --------------------------
                                                     Samuel V. Cohen, Secretary



                              Record of Amendments
                              --------------------

Section Amended                    Date Amended                      Adopted By
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